Exhibit 99.1

For Immediate Release

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 760-931-5500

email: investors@dothill.com

Dot Hill Updates Third Quarter 2009 Guidance

Company expects third quarter results to be in the upper half of the ranges previously provided due to improved visibility and strength in the entry level storage segment

CARLSBAD, Calif. — September 8, 2009 — Dot Hill Systems Corp. (NASDAQ:HILL) today updated its financial guidance for the third quarter of 2009 ending September 30, 2009.

On August 10, 2009, the Company provided guidance for third quarter 2009 net revenue in the range of $55 to $62 million and a net loss per fully diluted share in the range of $0.02 to $0.08 on a non-GAAP basis. In addition, the Company said it expected cash and cash equivalents as of September 30, 2009 to be in the range of $52 to $56 million. Based on improved visibility with OEM customers, and particular strength in the entry level storage segment, the Company now expects financial results to be in the upper half of the ranges provided on August 10, 2009.

Dana Kammersgard, Dot Hill’s president and chief executive officer, commented, “We appear to be benefiting from improvements in the economy and the relative strength of the entry level storage segment, which has weathered the recession better than other areas of technology spending. Accordingly, we are reaffirming our guidance and expect that our third quarter financial results will be in the upper half of the previously provided ranges.”

About Non-GAAP Financial Measures

This press release references financial metrics that exclude the effects of share-based compensation expense, severance costs, restructuring charges, foreign currency gains or losses and the effects of legal settlements and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s expected financial results in accordance with GAAP.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost- effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the third quarter of 2009 and anticipated economic conditions. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the third quarter of 2009 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.